

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS                       3-MOS
<FISCAL-YEAR-END>                          MAR-31-1999                 MAR-31-1999
<PERIOD-START>                             APR-01-1998                 JUL-01-1998
<PERIOD-END>                               SEP-30-1998                 SEP-30-1998
<CASH>                                          24,810                           0
<SECURITIES>                                         0                           0
<RECEIVABLES>                                    8,264                           0
<ALLOWANCES>                                         0                           0
<INVENTORY>                                     16,988                           0
<CURRENT-ASSETS>                                     0                           0
<PP&E>                                         316,214                           0
<DEPRECIATION>                                (97,880)                           0
<TOTAL-ASSETS>                                 904,046<F1>                       0
<CURRENT-LIABILITIES>                                0                           0
<BONDS>                                        686,284<F2>                       0
<PREFERRED-MANDATORY>                                0                           0
<PREFERRED>                                          0                           0
<COMMON>                                       103,725                           0
<OTHER-SE>                                    (51,071)                           0
<TOTAL-LIABILITY-AND-EQUITY>                   904,046<F3>                       0
<SALES>                                              0                           0
<TOTAL-REVENUES>                               242,909                     124,975
<CGS>                                                0                           0
<TOTAL-COSTS>                                  159,723                      82,155
<OTHER-EXPENSES>                                59,692<F4>                  30,631
<LOSS-PROVISION>                                     0                           0
<INTEREST-EXPENSE>                              32,434                      16,867
<INCOME-PRETAX>                                (8,940)                     (4,678)
<INCOME-TAX>                                   (2,231)<F5>                 (1,083)
<INCOME-CONTINUING>                            (6,709)                     (3,595)
<DISCONTINUED>                                       0                           0
<EXTRAORDINARY>                                      0                           0
<CHANGES>                                            0                           0
<NET-INCOME>                                   (6,709)<F6>                 (3,595)
<EPS-PRIMARY>                                    (.51)                       (.27)
<EPS-DILUTED>                                    (.51)                       (.27)

<F1>Includes Advance Location Payments of $77,693, Contract Rights of $418,349, and
Goodwill of $112,558, each net of accumulated amortization at September 30,
1998.
<F2>Includes $296,655 of 11 3/4% senior notes, as well as debt outstanding under a credit facility of $381,861 at September 30, 1998.
<F3>Includes Accrued Rental Payments of $26,861 and Accrued Interest of $14,303 at
September 30, 1998.
<F4>Include stock based compensation charges of $397 and $618 for the quarter and six months ended September 30, 1998.
<F5>The provision (benefit) for income taxes consists of $139 and $246 currently payable and ($1,222) and ($2,477) deferred, for the quarter and six months ended September 30, 1998.
<F6>In addition, EBITDA of $79,205 (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.

